Exhibit 10.7

EXCECUTION VERSION

FIRST AMENDMENT TO SUBLEASE

This FIRST AMENDMENT TO SUBLEASE (“First Amendment”) is effective as of January 29, 2010 (“Effective Date”), by and between FibroGen, Inc., a Delaware Corporation (“FibroGen”), and Solazyme, Inc., a Delaware corporation (“Solazyme”).

1.         BACKGROUND

1.1    Under a Sublease entered into between FibroGen as sublessor, and Solazyme as sublessee, dated December 31, 2009 (the “Sublease”), Solazyme has agreed to sublease from FibroGen, and FibroGen has agreed to sublease to Solazyme certain premises on the terms and conditions described therein. Except as specifically stated in this First Amendment, all capitalized terms used herein shall be defined by reference to the Sublease.

1.2     FibroGen and Solazyme desire to amend the provisions of the Sublease pursuant to the provisions set forth in this First Amendment for the purpose of increasing the subleased area located in the building at 225 Gateway Building and resulting in Solazyme’s sublease of the entire building located at 225 Gateway Boulevard.

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THE PARTIES AGREE AS FOLLOWS:

2.         CORRECTION OF IDENTITY OF MASTER LESSOR

2.1     Paragraphs 1.1 and 1.2 of the Sublease incorrectly identifies the Master Lessor as Healthcare Properties Biotech Gateway Inc., on behalf of Healthcare Life Sciences REIT Inc. The correct identity of the Master Lessor is the Britannia Gateway II Limited Partnership, a Delaware limited partnership.

3.         SUBLEASE

3.1     Conditioned upon receipt of Master Lessor’s written consent as described in Paragraph 24.1 of the Sublease, and as generally contemplated by Article 6 of the Sublease, the parties agree that Subparagraph 2.1 of the Sublease is deleted in its entirety and hereby replaced as follows so that 28,242 square feet located in the 225 Building (“Expanded Space”) are added to the definition of “Subleased Premises”:

2.1 a)   The area sublet by Solazyme subject to this Sublease is the approximately 74,210 square feet of space (“Subleased Premises”) in the buildings located at 225 and 201 Gateway Boulevard, respectively, as indicated in Attachment B-2 hereto.

i)	The Subleased Premises shall be comprised of the entire building located at 225 Gateway Boulevard (approximately 64,242 rentable square feet) as specified in Attachment B-2.

ii)	The remainder of the Sublease Premises shall be comprised of 9,968 rentable square feet located on the first floor of 201 Gateway Boulevard and shall include the Pilot Plant Facility as specified in Attachment B-2.

The area comprising the Subleased Premises is calculated by adding the space exclusively occupied by Solazyme to the pro rata allocation (based upon a ratio of Solazyme’s square footage in each of the 201 and 225 Buildings relative to the balance of such building) of the common space in the 201 and 225 Buildings (including, but not limited to, common entrance and reception areas, common bathrooms, common hallways and common utilities), and the exterior walls of the 201 and 225 Buildings.

3.2     Attachment B of the Sublease is replaced in its entirety with the attached “Attachment B-2” indicating that the Subleased Premises includes the entire building located at 255 Gateway Boulevard.

4. AMENDED RENTAL SCHEDULE

4.1     Paragraph 7.1 of the Sublease is deleted in its entirety and hereby replaced as follows to provide for the phased payments of Base Rent of the Expanded Space:

7.1 Solazyme shall pay a monthly rent (“Base Rent”) to FibroGen for the Subleased Premises in phases corresponding to Rentable Area in the Subleased Premises as follows:

•	“Initial Space – 225” shall correspond to 36,000 rentable square feet in the 225 Building;

•	“First Expanded Space – 225” shall correspond to 10,000 rentable square feet in the 225 Building;

•	“Second Expanded Space – 225” shall correspond to 18,242 rentable square feet in the 225 Building;

•	“Bldg 201 Space” shall correspond to 9,968 rentable square feet in the 201 Building.

Solazyme shall pay Base Rent according to the following schedule:

Month	Rentable Area	Rate/Sq. Ft./Mo.	Monthly Rent

Mos. 1-2 Feb. & Mar. 2010
Bldg 225 (initial space)	36,000	$0.000	$0.00
First Expanded Space – 225	10,000	$0.000	$0.00
Second Expanded Space - 225	18,242	$0.000	$0.00
Bldg 201 Space	9,968	$0.000	$0.00

Mos. 3-4 Apr. & May 2010
Bldg 225 (initial space)	36,000	$2.175	$78,300.00
First Expanded Space – 225	10,000	$2.050	$20,500.00
Second Expanded Space - 225	18,242	$0.000	0.00

	9,968
Bldg 201 Space		$0.000

Mos. 5-9 June 2010 through Oct. 2010
Bldg 225 (initial space)	36,000	$2.175	$78,300.00
First Expanded Space – 225	10,000	$2.050	$20,500.00
Second Expanded Space - 225	18,242	$0.000	0.00
Bldg 201 Space	9,968	$2.175	$21 680.40

Mos. 10-12 Nov. 2010 through Jan. 2011
Bldg 225 (initial space)	36,000	$2.175	$78,300.00
First Expanded Space – 225	10,000	$2.050	$20,500.00
Second Expanded Space – 225	18,242	$2.050	$37,396.10
Bldg 201 Space	9,968	$2.175	$21 680.40

Mos. 13-24 Feb. 2011 through Jan. 2012
Bldg 225 (initial space)	36,000	$2.24025	$80,649.00
First Expanded Space – 225	10,000	$2.1115	$21,115.00
Second Expanded Space – 225	18,242	$2.1115	$38,517.98
Bldg 201 Space	9,968	$2.24025	$22,330.81
3.3

Mos. 25-36 Feb. 2011 through Jan 2013
Bldg 225 (initial space)	36,000	$2.3074575	$83,068.47
First Expanded Space – 225	10,000	$2.174845	$21,748.45
Second Expanded Space – 225	18,242	$2.174845	$39,673.52
Bldg 201 Space	9,968	$2.3074575	$23,000.74

Mos. 37-48 Feb. 2013 through Jan. 2014
Bldg 225 (initial space)	36,000	$2.3766812	$85,560.52
First Expanded Space – 225	10,000	$2.2400903	$22,400.90
Second Expanded Space - 225	18,242	$2.2400903	$40,863.72
Bldg 201 Space	9,968	$2.3766812	$23,690.76

Mos. 49-End of Term Feb. 2014 through Feb. 2015
Bldg 225 (initial space)	36,000	$2.4479681	$88,126.85

First Expanded Space – 225	10,000	$2.307293	$23,072.93
Second Expanded Space - 225	18,242	$2.307293	$42,089.63
Bldg 201 Space	9,968	$2.4479681	24,401.34

The Base Rent amounts set forth in this Paragraph 7.1 shall be subject to equitable pro rata adjustment in the event occupancy of the Subleased Premises is not delivered to Subtenant on or before the dates set forth in the Sublease, or in this First Amendment. For the avoidance of doubt, Subtenant shall not incur or be obligated to pay monthly Base Rent for Building 201 prior to the 201 Building Occupancy Date; nor shall Solazyme be obligated to pay monthly Base Rent for the Initial Space or the First Expanded Space prior to delivery of possession thereof; nor shall Solazyme be obligated to pay monthly Base Rent for the Second Expanded Space prior to delivery of possession thereof.

5. ADDITIONAL AMENDMENT; SUBLEASE REMAINS UNMODIFIED

5.1     Paragraph 8.1 of the Sublease is deleted in its entirety.

5.2     Except as specifically modified in this First Amendment, the Sublease remains unmodified, and in full force and effect.

6. MASTER LESSOR CONSENT

6.1     This First Amendment and FibroGen’s and Solazyme’s obligations hereunder are conditioned upon the written consent of Master Lessor. If FibroGen fails to obtain Master Lessor’s consent within thirty (30) days after execution of this First Amendment by FibroGen, then Solazyme may terminate the Sublease and this First Amendment by giving FibroGen written notice thereof, unless before such notice is given, FibroGen provides such written consent to Solazyme. Upon any such termination, FibroGen shall return to Solazyme the Security Deposit, and any Base Rent paid by Solazyme.

7. AUTHORITY

7.1     FibroGen and Solazyme each represent and warrant to the other that the person executing this First Amendment on behalf of such party is duly authorized to execute and deliver this First Amendment on behalf of such party.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment effective as of the day and year first above written.

FIBROGEN, INC.

Rod Fuhrman
Name

/s/ Rod Fuhrman
Signature

Controller
Title

1/29/11
Date

SOLAZYME, INC.

Tyler Painter
Name

/s/ Tyler Painter
Signature

CFO
Title

1/29/10
Date

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